Exhibit 10.40

CONSULTANT AND NON-COMPETE AGREEMENT

THIS CONSULTANT AND NON-COMPETE AGREEMENT (Agreement) is made as of the ____ day of ________________, 2006, by and between Colfax Financial Corporation, a Utah corporation, (the “Company”) and Flash Motors, Inc. (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Company desires to retain the Consultant, and the Consultant has agreed to provide the services of Harry March to serve as the consultant at the office of the Company located at 7607 East McDowell Road, Scottsdale Arizona 85257, (the “Office”) in accordance with the terms hereof:

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Engagement.

The Company hereby retains the Consultant as its Consultant, and the Consultant hereby accepts such retention, subject to the terms and conditions contained herein.

2.

Term.

The term of the Consultant’s engagement shall commence on the date hereof and shall continue thereafter for a period of five (5) years.

3.

Duties.

(a)

The Consultant shall serve the Company in rendering financial, marketing and management advice for the Company as well as such other related or similar services as may be requested by the Company from time to time.

(b)

The Consultant shall serve the Company loyally, faithfully and to the best of the Consultant’s abilities and shall devote working time and efforts to the performance of duties hereunder, except as otherwise agreed in writing between the parties.  The Consultant shall not during the term hereof engage in any business competitive with the business of the Company.

(c)

The Consultant shall not provide any services to another company or individual, directly or indirectly, that the Company has not approved.

(d)

The Consultant shall not engage in any business activities that materially interfere with the performance of the Consultant’s obligations under this Agreement provided however that nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by Consultant and or Harry March in compliance with Consultant’s independent professional responsibilities.

(e)

Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by the Consultant in compliance with the Consultant’s independent professional responsibilities.

4.

Compensation.

The Company shall pay to the Consultant a total sum of ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000) in consideration for its engagement, to be paid as follows:

(a)

FOUR HUNDRED THOUSAND DOLLARS ($400,000) payable to Consultant pursuant to the terms of the Promissory Note (attached hereto as Exhibit A); and

(b)

ONE MILLION DOLLARS ($1,000,000) payable to Consultant pursuant to the terms of the Promissory Note (attached hereto as Exhibit B).

5.

Termination on Disability or Death.

(a)

If Harry March shall die during the term hereof, this Agreement and the Consultant’s engagement hereunder shall terminate immediately upon Harry March’s death, except that Harry March’s estate and the Consultant shall be entitled to receive all compensation specified hereunder.

(b)

If Harry March, due to physical or mental disability or incapacity, shall have been unable to perform fully the Consultant’s duties hereunder for any sixty (60) days during any twelve (12) consecutive months, as determined in good faith by the Company, then the Company may terminate this Agreement and the Consultant’s engagement hereunder by written notice to the Consultant and/or Harry March’s legal guardian, effective immediately upon delivery of such notice, except that the Consultant or Harry March’s guardian shall be entitled to receive all compensation specified hereunder.

6.

Termination of Engagement.

(a)

The Company may at any time terminate this Agreement and the Consultant’s engaged hereunder by written notice to Consultant immediately upon delivery of such notice if:

(i)

Neither Consultant nor Harry March shall commit an act constituting a felony; or

(ii)

Neither Consultant nor Harry March shall have committed a material breach of any provision of the Agreement; or

(iii)

Neither Consultant nor Harry March shall commit any willful or intentional act that could reasonably be foreseen to materially injure the reputation, business or business relationships of the Company, or subject it to any material liability.  Upon such termination for cause, it is further understood and agreed that Consultant and/or Harry March shall be entitled to receive all compensation specified hereunder.

7.

Non-Disclosure of Confidential Information and Non-Competition.

(a)

The Consultant acknowledges that he has been informed that it is the policy of the Company to maintain as secret and confidential all information (i) relating to the products, processes, designs and/or systems used by the Company and (ii) relating to the customers (including without limitation, customer lists, call lists and all data about customers) and employees, consultants, independent contractors and suppliers of the Company (all such information hereinafter referred to as “Confidential Information”).  The Consultant further acknowledges that such Confidential Information is of great value to the Company.  The parties recognize that the services to be performed by the Consultant are special and unique and that by reason of Consultant’s engagement by the Company, Consultant has and will acquire Confidential Information.  The parties confirm that it is reasonably necessary to protect the Company’s goodwill that the Consultant shall agree that Consultant will not directly or indirectly (except where authorized by the Company for the benefit of the Company), for or on behalf of the Consultant or any Person (hereinafter defined):

(i)

at any time during the five (5) year period after the Closing Date of the Asset Purchase Agreement, divulge to any Person other than the Company (hereinafter “Third Party”), or use or cause to authorize any Third Parties to use, any such Confidential Information, or any other information regarded as confidential and valuable to the Company that Consultant knows or should know is regarded as confidential and valuable by the Company (whether or not any of the foregoing information is actually novel or unique or is actually known to others); or

(ii)

at any time during the five (5) year period after the execution of this Agreement, act as or be an officer, director, stockholder, consultant or advisor, partner or employee of, or otherwise become affiliated with, any Person that engages in or is planning or preparing to engage in competition with the Company, within Maricopa County; or

(iii)

at any time during his engagement by the Company to employ or otherwise obtain services from, or solicit or otherwise attempt to employ or otherwise obtain services from, or assist any Person in employing or otherwise obtaining services from, any person who is then, or at any time during the preceding twelve (12) months shall have been in the employ of or otherwise retained by the company; or

(iv)

at any time during his engagement by the Company for any reason, solicit, or assist in the soliciting of, or cause or authorize any Person, directly or indirectly, to (A) solicit any business from any Client of the Company or (B) persuade any client to cease or reduce its or his/her business with the Company; or

(v)

at any time during his engagement by the Company for any reason, provide any services to or accept any business from any Client of the Company; or

(vi)

at any time during his engagement by the company for any reason, negotiate for or enter into an agreement, understanding or arrangement, or otherwise cause or authorize any person, to take any of the actions prohibited by clauses (i) through (v) above.

As used herein, the term “Person” means any person, corporation, partnership or other entity, and the term “Client” shall mean anyone who is then a client of the Company, and anyone who was a client of the Company at any time during the one-year period immediately preceding the alleged prohibited conduct.

(b)

Consultant shall not copy any Confidential Information except as needed for the performance of Consultant’s duties hereunder, and in such case shall make copies only on the property of the Company.  The Consultant shall, upon the expiration of his engagement by the Company for any reason, forthwith deliver up to the Company any and all documents or materials under Consultant’s control that contain or otherwise embody any confidential information.

(c)

The Consultant agrees that any breach or threatened breach by Consultant of any provision of this Section 7 will, because of the unique nature of the Consultant’s services and the Confidential Information entrusted to Consultant, cause irreparable harm to the Company and shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach, without having to prove irreparable harm or to post any bond.  Each restriction agreed to by the Consultant hereinabove shall be construed as separable and divisible from every other restriction, and the unenforceability, in whole or in part, of any such restriction, shall not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.  Furthermore, in the event that any such restriction is deemed by a court or an arbitrator, as the case may be, to be unenforceable, such restriction shall automatically, and without further action of the parties hereto, be revised to limit its scope and/or duration to the extent, but only to the extent, necessary to make such restriction enforceable.  Consultant further acknowledges that the Company is relying upon such covenants as an inducement to provide Consultant with engagement and in connection therewith to permit Consultant to have continued access to Confidential Information.  The remedies set forth herein shall be cumulative and shall not be construed to limit any other remedy available at law or equity.

8.

Entire Agreement.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes any other agreement between the parties, whether written or oral.  No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

9.

Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto, except that Consultant may not assign his duties hereunder.

10.

Governing Law.

All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of Arizona.

11.

Further Assurances.  Each party shall execute such other documents and instruments as shall be requested by the other party to fully accomplish the purpose of this agreement.

IN WITNESS WHEREOF, the Consultant has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

Flash Motor’s, Inc.

Colfax Financial Corporation

By: ___________________________

By: __________________________

Harry March, CEO

Kenneth W. Brimmer

Authorized Agent

Chief Executive Officer

By: ___________________________

Lois F. March, President

Authorized Agent